SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (December 27, 2007)

MercadoLibre, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tronador 4890, 8th Floor

Buenos Aries, C1430DNN, Argentina

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: 011-54-11-5352-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Info a Material Definitive Agreement.

On December 27, 2007, MercadoLibre, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with 2050 Capital Group Inc., a Panama corporation, Abax Group Inc., a Panama corporation, Gabinete De Diseño Industrial Inc., a Panama corporation, Stamford One Group Ltd., a British Virgin Islands limited company, EO Financial Group Inc., a Panama corporation, Meck Investments Ltd., a British Virgin Islands limited company, CG Interventures Inc., a Panama corporation, Luis Carlos Uzcategui, an individual, Luis Miguel Molina, an individual, Roberto Rivas, an individual, Jorge Caldas, an individual, and CMG Classified Media Group, Inc., a company organized under the laws of the Republic of Panama (“CMG,” and together with the other parties to the Agreement (other than the Company), the “Sellers”), pursuant to which the Company has agreed to acquire from the Sellers 100% of the issued and outstanding shares of capital stock of CMG, and 100% of the issued and outstanding shares of capital stock of CMG’s subsidiaries (the “Transaction”). CMG and its subsidiaries operate an online classified advertisements platform primarily dedicated to the sale of automobiles (at www.tucarro.com) in Colombia, Venezuela and Puerto Rico and real estate (at www.tuinmueble.com) in Venezuela, Colombia, Panama, the United States, Costa Rica and the Canary Islands. The purchase price for the shares of CMG and its subsidiaries is $19,000,000, subject to certain escrows and a working capital adjustment.

The Company and the Sellers have made customary representations, warranties and covenants in the Agreement, including, among others, a grant to the Company of an exclusive right to consummate the Transaction until the closing of the Transaction (the “Closing”) or until the Agreement is terminated. In addition, each of the management shareholders and the Sellers has agreed to enter into certain non-compete agreements with the Company at Closing. The Transaction is also subject to various closing conditions, including, among other things, the continued accuracy at Closing of the Sellers’ representations and warranties made in the Agreement and we cannot assure you that the Company will complete the Transaction on the terms described, or at all.

A break-up fee in the amount of $2,000,000 will be payable by the Company or the Sellers, as the case may be, if the Company or the Sellers fail to complete the Transaction for reasons directly attributable to that party, and such payment shall be the sole remedy for such termination under the Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC.
(Registrant)

Date: January 3, 2008	By:	/s/ Nicolas Szekasy
Nicolas Szekasy
Chief Financial Officer